Exhibit 10.14

                                             1/10/05

Mutual Agreement
Parkdale and Alstyle Apparel, Inc.


Parkdale  values  its relationships with its  customers  and  has requested  to pursue an agreement with Alstyle Apparel to  supply contracted  amount  of  yarn needed to  fulfill  your  purchasing
requirements for the calendar years                      .

The parties of this agreement are Parkdale and Alstyle Apparel, Inc.

Now, therefore in consideration of the covenants recited herein the parties agree as follows:

       1) Parkdale will be "The Yarn Supplier" for forecasted amount of 18's and 20's yarn starting January 1, 2006.
       2) Alstyle will provide quarterly forecasts outlining their weekly yarn needs which should be supplied to Parkdale prior to the quarter deadline dates listed below.
       3) Alstyle will call in cotton fixations based on the schedule listed below:
          a. First Quarter deadline
             - Nov. 30th        Buying March
          b. Second Quarter deadline
             -  February 28th   Buying May
          c. Third Quarter deadline
             - May 31st         Buying July
          d. Fourth Quarter deadline
             -  August 30th     Buying December
             If the dates listed above fall on a Saturday or Sunday parties agree to use the Friday before as the new deadline. The total conversion cost to Alstyle not
       including        and  look back option as described  below
       will be        for 18's and         for 20's.

             Waste  charge  will  be     of the  Cotton  Fixation
       price.

             Parkdale will purchase any unfixed cotton contracts at the market price the day after the deadlines listed above.

             Look  back options, can be put in place at Alstyle's
       option at a cost of            .

       4) Parkdale will send purchase agreements, in a form which is acceptable to both parties, for each quarter after the cotton fixations and forecasts have been received.
       5) Parkdale will be responsible for all basis points and delivery of cotton to Parkdale. Alstyle will pay for all freight for Yarn from the Parkdale manufacturing location.
       6) All yarn will be to Alstyle normal quality standards and Parkdale will warrant as in past practices with Alstyle.
       7) Parkdale should receive first right of refusal on all 18's and 20's 100% Cotton of Alstyle's outside yarn purchases.
       8) Alstyle may exit this agreement with a one year written notice and Parkdale may exist this agreement with an eighteen month written notice.

Purpose of Disclosure - Each party shall utilize the Confidential Information disclosed by the other party only for the purpose of the business and shall not divulge it to others or utilize it for commercial use or practice or for any other purpose without the prior consent of the other party.

IN  WITNESS WHEREOF, the parties hereto have executed this mutual
Agreement as of the date on which the last of the two parties affixes signature hereto.

Alstyle Apparel, Inc.              Parkdale

/s/ Keith S. Walters               /s/ Charles S. Heileg
Date 2/1/05                        Date 1/31/05

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